Exhibit 99.1

Retail Value Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

Value Inc. Quarterly Financial Supplement For the period ended December 31,

Retail Value Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On August 27, 2021, Retail Value Inc. (the “Company”) and RVT PR Mezz Borrower 1 LLC, a wholly-owned subsidiary of the Company (together with the Company, the “Sellers”) completed their previously announced sale of all of their interests in the limited liability companies that own all of the Company’s remaining assets located in Puerto Rico (comprising 3.5 million square feet of Company‑owned gross leasable area (“GLA”)) for $550.0 million in cash (the “Puerto Rico Disposition”) pursuant to the terms of the Purchase Agreement, dated as of June 30, 2021, by and among the Sellers and Kildare Acquisitions US, LLC.  Net proceeds received at closing were approximately $539.0 million, of which $214.5 million were used to fully repay the outstanding balance of the Company’s mortgage loan.  The Puerto Rico Disposition did not include any cash or restricted cash held by or on behalf of the limited liability companies immediately prior to closing, which was retained by the Sellers. The Sellers also retained the right to pursue and collect amounts from tenants relating to pre-closing periods (including amounts relating to pre-closing periods that have been deferred and are to be repaid by tenants sometime after the closing date).

As a result of the repayment of the Company’s mortgage loan using a portion of the net proceeds received in connection with the Puerto Rico Disposition, the lenders’ commitments under the Revolving Credit Agreement, dated as of July 2, 2018 (as amended, the “Revolving Credit Agreement”), among the Company, PNC Bank, National Association, as administrative agent, and the lenders from time to time parties thereto, were terminated pursuant to the terms of the Revolving Credit Agreement. At the time of termination of the lenders’ commitments, there were no amounts outstanding under the Revolving Credit Agreement.

The nine assets sold in the Puerto Rico Disposition were as follows:

Property Name	City	Company-Owned GLA (000's)
Plaza Isabela	Isabela	259
Plaza Fajardo	Fajardo	274
Plaza Walmart	Guayama	164
Plaza del Atlántico	Arecibo	223
Plaza del Sol	Bayamon	598
Plaza Río Hondo	Bayamon	556
Plaza Escorial	Carolina	525
Plaza Cayey	Cayey	313
Plaza del Norte	Hatillo	626
		3,538

The Puerto Rico Disposition also included all of the Company’s interests in a consolidated joint venture that owned an undeveloped parcel of land adjacent to Plaza Isabela.

At the date of the spin-off into a separate publicly traded company, July 1, 2018, the Company had 12 assets in Puerto Rico and two reportable segments: continental U.S. and Puerto Rico. Prior to June 30, 2021, the Company sold three assets in Puerto Rico (the “Sold Puerto Rico Assets”) as follows:

Date Sold	Property Name	City	Company-Owned GLA (000's)	Gross Sales Price (000's)
December 22, 2020	Plaza Palma Real	Humacao	448	$50,000
April 14, 2021	Plaza Vega Baja	Vega Baja	185	4,500
June 3, 2021	Señorial Plaza	Rio Piedras	202	20,350
			835	$74,850

The unaudited pro forma adjustments include the following:

•	The consummation of the Puerto Rico Disposition;
•	The repayment of the outstanding balance of the mortgage loan using a portion of the net proceeds received in connection with the Puerto Rico Disposition and the related release of restricted cash;
•	The termination of the Revolving Credit Agreement (no amounts outstanding at June 30, 2021) and
•	Elimination of the historical information of the Sold Puerto Rico Assets.

The unaudited pro forma condensed consolidated financial statements were prepared in accordance with Article 11 of Regulation S‑X and have been derived from the historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America and are presented based on available information and certain assumptions that management believes are reasonable.

The following unaudited pro forma balance sheet is presented as if the Puerto Rico Disposition described above occurred on June 30, 2021.  The unaudited pro forma statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020, are presented as if the transactions described above had occurred as of January 1, 2020.

Subsequent to the closing of the Puerto Rico Disposition, the Company met the criteria set forth in Accounting Standards Codification 205-20, Presentation of Financial Statements – Discontinued Operations (“ASC 205-20”) and will no longer report financial results for the Puerto Rico segment and instead will report the financial results of the Puerto Rico segment as discontinued operations in the consolidated statements of operations for all periods presented beginning with the quarterly financial statements to be filed on the Company’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2021. The unaudited pro forma statements of operations for the year ended December 31, 2019, the period from July 1, 2018 to December 31, 2018 and the period from January 1, 2018 to June 30, 2018, are therefore presented.

The unaudited pro forma financial statements are not necessarily indicative of what the Company’s financial condition or results of operations would have been for the periods presented.  The unaudited pro forma financial statements should be read in conjunction with the audited financial statements, the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the unaudited financial statements, the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

Retail Value Inc.

Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2021

(Unaudited, in thousands, except share amounts)

		Transaction Accounting Adjustments
	Company Historical	Puerto Rico Disposition		Mortgage Repayment		Company Pro Forma
Assets
Land	$337,869	$(239,540)	(A)	$—		$98,329
Buildings	918,294	(543,171)	(A)	—		375,123
Fixtures and tenant improvements	114,580	(62,061)	(A)	—		52,519
	1,370,743	(844,772)		—		525,971
Less: Accumulated depreciation	(554,434)	332,964	(A)	—		(221,470)
	816,309	(511,808)		—		304,501
Construction in progress	2,489	(1,392)	(A)	—		1,097
Total real estate assets, net	818,798	(513,200)		—		305,598
Cash and cash equivalents	67,185	539,000	(B)	(155,922)	(C)	450,263
Restricted cash	59,048	—		(59,048)	(C)	—
Accounts receivable	17,501	(9,530)	(A)	—		7,971
Other assets, net	17,960	(794)	(A)	(38)	(D)	17,128
	$980,492	$15,476		$(215,008)		$780,960
Liabilities and Equity
Mortgage indebtedness, net	$207,243	$—		$(207,243)	(E)	—
Accounts payable and other liabilities	30,420	(9,049)	(A)	(425)	(F)	20,946
Total liabilities	237,663	(9,049)		(207,668)		20,946
Commitments and contingencies
Redeemable preferred equity	190,000	—		—		190,000
Retail Value Inc. shareholders' equity
Common shares, with par value, $0.10 stated value; 200,000,000 shares authorized; 21,104,840 shares issued at June 30, 2021	2,110	—		—		2,110
Additional paid-in capital	740,548	—		—		740,548
Accumulated distributions in excess of net loss	(189,800)	24,525	(B)	(7,340)	(G)	(172,615)
Less: Common shares in treasury at cost: 1,620 shares at June 30, 2021	(29)	—		—		(29)
Total equity	552,829	24,525		(7,340)		570,014
	$980,492	$15,476		$(215,008)		$780,960

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Retail Value Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Six Months Ended June 30, 2021

(unaudited, in thousands, except per share amounts)

		Transaction Accounting Adjustments
	Company Historical	Sold Puerto Rico Assets (H)	Puerto Rico Disposition (I)	Mortgage Repayment (J)	Company Pro Forma
Revenues from operations:
Rental income	$83,279	$(1,611)	$(46,109)	$—	$35,559
Other income	91	(5)	(14)	—	72
	83,370	(1,616)	(46,123)	—	35,631
Rental operation expenses:
Operating and maintenance	18,776	(856)	(13,356)	—	4,564
Real estate taxes	8,023	(171)	(1,952)	—	5,900
Property and asset management fees	8,069	(442)	(4,532)	—	3,095
Impairment charges	81,060	(2,010)	(79,050)	—	—
General and administrative	2,123	—	—	—	2,123
Depreciation and amortization	24,562	(454)	(12,420)	—	11,688
	142,613	(3,933)	(111,310)	—	27,370
Other income (expense):
Interest expense, net	(7,428)	—	—	7,397	(31)
Debt extinguishment costs	(1,242)	—	—	1,242	—
Other income, net	197	—	(127)	—	70
Gain on disposition of real estate, net	1,541	304	—	—	1,845
	(6,932)	304	(127)	8,639	1,884
(Loss) income before tax expense	(66,175)	2,621	65,060	8,639	10,145
Tax expense	(197)	7	46	—	(144)
Net (loss) income	$(66,372)	$2,628	$65,106	$8,639	$10,001
Comprehensive (loss) income	$(66,372)	$2,628	$65,106	$8,639	$10,001

Per share data:
Basic and diluted	$(3.16)				$0.48
Basic and diluted - average shares outstanding	21,006				21,006

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Retail Value Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2020

(unaudited, in thousands, except per share amounts)

		Transaction Accounting Adjustments
	Company Historical	Sold Puerto Rico Assets (H)	Puerto Rico Disposition (I)	Mortgage Repayment (J)	Company Pro Forma
Revenues from operations:
Rental income	$169,725	$(9,909)	$(79,125)	$—	$80,691
Other income	83	(1)	(36)	—	46
	169,808	(9,910)	(79,161)	—	80,737
Rental operation expenses:
Operating and maintenance	40,803	(4,246)	(25,097)	—	11,460
Real estate taxes	20,752	(886)	(3,909)	—	15,957
Property and asset management fees	18,612	(1,168)	(8,915)	—	8,529
Impairment charges	115,525	(15,165)	(45,990)	—	54,370
General and administrative	3,612	—	—	—	3,612
Depreciation and amortization	57,053	(3,983)	(24,675)	—	28,395
	256,357	(25,448)	(108,586)	—	122,323
Other income (expense):
Interest expense, net	(22,742)	—	—	20,543	(2,199)
Debt extinguishment costs	(5,922)	—	—	(12,793)	(18,715)
Other income, net	251	(42)	(209)	—	—
Gain on disposition of real estate, net	22,800	910	—	—	23,710
	(5,613)	868	(209)	7,750	2,796
Loss before tax expense	(92,162)	16,406	29,216	7,750	(38,790)
Tax expense	(1,392)	63	472	—	(857)
Net loss	$(93,554)	$16,469	$29,688	$7,750	$(39,647)
Comprehensive loss	$(93,554)	$16,469	$29,688	$7,750	$(39,647)

Per share data:
Basic and diluted	$(4.72)				$(2.00)
Basic and diluted - average shares outstanding	19,806				19,806

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Retail Value Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2019

(unaudited, in thousands, except per share amounts)

		Transaction Accounting Adjustments
	Company Historical	Hurricane Insurance Claim (K)	Sold Puerto Rico Assets (H)	Puerto Rico Disposition (I)	Company Pro Forma
Revenues from operations:
Rental income	$230,328	$—	$(8,911)	$(89,609)	$131,808
Business interruption income	7,675	—	(1,916)	(5,759)	—
Other income	1,092	—	(818)	(158)	116
	239,095	—	(11,645)	(95,526)	131,924
Rental operation expenses:
Operating and maintenance	41,604	—	(3,522)	(22,075)	16,007
Real estate taxes	27,693	—	(916)	(4,014)	22,763
Property and asset management fees	21,857	—	(1,241)	(8,852)	11,764
Impairment charges	80,070	—	(4,480)	—	75,590
Hurricane property insurance income, net	(79,391)	72,016	1,913	5,462	—
General and administrative	3,953	—	—	—	3,953
Depreciation and amortization	74,598	—	(3,544)	(26,216)	44,838
	170,384	72,016	(11,790)	(55,695)	174,915
Other income (expense):
Interest expense, net	(42,674)	(357)	—	3,735	(39,296)
Debt extinguishment costs	(19,379)	—	—	1,143	(18,236)
Transaction costs	(37)	—	—	—	(37)
Other expense, net	(850)	—	—	—	(850)
Gain on disposition of real estate, net	41,482	—	—	—	41,482
	(21,458)	(357)	—	4,878	(16,937)
Income (loss) before tax expense	47,253	(72,373)	145	(34,953)	(59,928)
Tax expense	(504)	—	1	109	(394)
Net income (loss)	$46,749	$(72,373)	$146	$(34,844)	$(60,322)
Comprehensive income (loss)	$46,749	$(72,373)	$146	$(34,844)	$(60,322)

Per share data:
Basic and diluted	$2.46				$(3.18)
Basic and diluted - average shares outstanding	19,008				19,008

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Retail Value Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Period from July 1, 2018 to December 31, 2018

(unaudited, in thousands, except per share amounts)

		Transaction Accounting Adjustments
	Company Historical	Sold Puerto Rico Assets (H)	Puerto Rico Disposition (I)	Company Pro Forma
Revenues from operations:
Rental income	$132,875	$(3,870)	$(43,732)	$85,273
Business interruption income	4,404	(2,774)	(1,630)	—
Other income	68	(1)	9	76
	137,347	(6,645)	(45,353)	85,349
Rental operation expenses:
Operating and maintenance	21,655	(1,384)	(10,433)	9,838
Real estate taxes	17,597	(393)	(1,993)	15,211
Property and asset management fees	13,075	(563)	(4,650)	7,862
Impairment charges	6,390	—	—	6,390
Hurricane property insurance loss, net	366	(37)	(329)	—
General and administrative	2,147	—	—	2,147
Depreciation and amortization	42,471	(1,160)	(10,988)	30,323
	103,701	(3,537)	(28,393)	71,771
Other income (expense):
Interest expense, net	(32,249)	—	—	(32,249)
Debt extinguishment costs	(6,431)	—	—	(6,431)
Transaction costs	(186)	—	—	(186)
Other expense, net	(2,590)	—	—	(2,590)
Gain on disposition of real estate, net	16,813	—	—	16,813
	(24,643)	—	—	(24,643)
Income (loss) before tax expense	9,003	(3,108)	(16,960)	(11,065)
Tax expense	(151)	—	—	(151)
Net income (loss)	$8,852	$(3,108)	$(16,960)	$(11,216)
Comprehensive income (loss)	$8,852	$(3,108)	$(16,960)	$(11,216)

Per share data:
Basic and diluted	$0.48			$(0.61)
Basic and diluted - average shares outstanding	18,464			18,464

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Retail Value Inc.

Pro Forma Condensed Consolidated Statement of Operations

For the Period from January 1, 2018 to June 30, 2018

(unaudited, in thousands)

		Transaction Accounting Adjustments
	Predecessor Historical	Sold Puerto Rico Assets (H)	Puerto Rico Disposition (I)	Predecessor Pro Forma
Revenues from operations:
Rental income	$149,825	$(3,846)	$(42,989)	$102,990
Business interruption income	5,100	(1,802)	(3,298)	—
Other income	309	(5)	(30)	274
	155,234	(5,653)	(46,317)	103,264
Rental operation expenses:
Operating and maintenance	24,608	(1,647)	(9,904)	13,057
Real estate taxes	19,571	(397)	(2,003)	17,171
Property and asset management fees	6,819	(333)	(2,897)	3,589
Impairment charges	48,680	—	—	48,680
Hurricane property insurance loss, net	868	(10)	(858)	—
General and administrative	7,638	—	—	7,638
Depreciation and amortization	50,144	(1,371)	(11,434)	37,339
	158,328	(3,758)	(27,096)	127,474
Other income (expense):
Interest expense, net	(37,584)	—	—	(37,584)
Debt extinguishment costs	(109,036)	790	14,576	(93,670)
Transaction costs	(33,325)	—	—	(33,325)
Other expense, net	(3)	—	—	(3)
Gain on disposition of real estate, net	13,096	—	—	13,096
	(166,852)	790	14,576	(151,486)
Loss before tax expense	(169,946)	(1,105)	(4,645)	(175,696)
Tax expense	(4,210)	2,081	1,916	(213)
Net (loss) income	$(174,156)	$976	$(2,729)	$(175,909)
Comprehensive (loss) income	$(174,156)	$976	$(2,729)	$(175,909)

Per share data:
Basic and diluted	N/A			N/A

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

Retail Value Inc.

Notes to unaudited pro forma condensed consolidated financial statements

(Amounts in thousands)

(A)	Reflects the removal of the assets and liabilities disposed in connection with the Puerto Rico Disposition from the historical information presented.

(B)

The interests in the limited liability companies that own the assets sold in connection with the Puerto Rico Disposition had a gross sales price of $550.0 million.  The pro forma net gain on disposition of real estate is based on the Company’s historical balance sheet information as of June 30, 2021 and is subject to changes based upon the actual balance sheet on the closing date of the Puerto Rico Disposition, finalization of working capital adjustments and the Company’s financial closing procedures, among other things and may differ significantly from the actual net gain on disposition of real estate that the Company recognizes.  The pro forma net gain on disposition of real estate presented below has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount pertains to discontinued operations and does not reflect the impact on income from continuing operations:

Gross sales price	$550,000
Estimated transaction costs	(10,300)
Net proceeds	539,700
Less: Prorations	(700)
Net cash received	$539,000
Net assets written-off	(514,475)
Pro forma gain on disposition of real estate, net	$24,525

(C)

Reflects the reduction of cash ($214,545) from proceeds of the Puerto Rico Disposition utilized to repay the mortgage loan as the Company’s equity in these properties were pledged to the mortgage lender, as well as the payment of accrued interest ($425). Amount is offset by release of restricted cash on deposit with the lender ($59,048) upon repayment of the mortgage loan, pursuant to the mortgage loan agreement.

(D)

Reflects the write-off of the unamortized loan costs on the Revolving Credit Agreement, which was terminated as a result of the repayment of the mortgage loan pursuant to the terms of the Revolving Credit Agreement.

(E)	Reflects the repayment of the mortgage loan ($214,545) net of the write-off of related unamortized loan costs ($7,302).

(F)	Reflects the removal of accrued interest paid in connection with the repayment of the mortgage loan.

(G)

Reflects the write-off of the unamortized loan costs on the mortgage loan ($7,302) and the termination of the Revolving Credit Agreement ($38). As of June 30, 2021, there were no borrowings outstanding under the Revolving Credit Agreement.

(H)

Reflects the removal of the revenues and expenses for the six months ended June 30, 2021 and for the years ended December 31, 2020 and 2019 and the period from July 1, 2018 to December 31, 2018 and the period from January 1, 2018 to June 30, 2018 for the Sold Puerto Rico Assets, from the historical information presented.

(I)

Reflects the removal of the revenues and expenses for the six months ended June 30, 2021 and for the years ended December 31, 2020 and 2019 and the period from July 1, 2018 to December 31, 2018 and the period from January 1, 2018 to June 30, 2018 for the assets sold in connection with the Puerto Rico Disposition from the historical information presented.

Retail Value Inc.

Notes to unaudited pro forma condensed consolidated financial statements

(Amounts in thousands)

(J)

Reflects the elimination of interest expense and related amortization to reflect the amounts repaid on the mortgage loan as if the proceeds from the Puerto Rico Disposition had been received and applied to repay a portion of the mortgage loan on January 1, 2020, as well as other repayments made due to asset sales during the first quarter of 2020, thus resulting in the full repayment of the loan. This column also reflects the adjustment of debt extinguishment costs assuming the mortgage loan was repaid in the first quarter of 2020. During the predecessor period from January 1, 2018 to June 30, 2018, there was Parent Company unsecured debt which was repaid in conjunction with the Company entering into a new mortgage loan in February 2018. This mortgage loan was subsequently refinanced in March 2019, resulting in changes to the terms of the debt. As a result, adjustments to interest expense are not reflected for the year ended December 31, 2019, the period from July 1, 2018 to December 31, 2018 or the period from January 1, 2018 to June 30, 2018, as the current debt structure of the Company was not in place until March 2019, and interest expense for these periods would not be reflected in discontinued operations. The adjustments that are reflected to interest expense and debt extinguishment costs for the year ended December 31, 2019 and the period from January 1, 2018 to June 30, 2018, are related to the elimination of the write-offs of the prior debt structure during those historical periods.

(K)

Adjustments for the income recorded for the settlement of an insurance claim related to property damage incurred on the Sold Puerto Rico Assets and the Puerto Rico Disposition assets in 2017 as a result of Hurricane Maria.  In addition, the Company recorded interest income from the cash on deposit.

Retail Value Inc. 3300 Enterprise Pkwy. Beachwood, OH 44122 P.216.755.5500 F. 216.755.1500 www.retailvalueinc.com